Exhibit 10.7

Free English Translation

OPERATING AGREEMENT FOR API’s USE LICENSE, ACCESS TO BANKING PRODUCTS AND SERVICES AND PROVISION OF TECHNICAL SUPPORT SERVICES

BANCO ORIGINAL S.A., headquartered in São Paulo/SP, at Rua Porto União, no. 295, Postal Code 04568-020, registered with CNPJ under No. 92.894.922/0001-08, herein represented in accordance with its Bylaws by its undersigned officers (“BANCO ORIGINAL”); and

ORIGINAL HUB LTDA., headquartered in São Paulo/SP, at Porto União, No. 295, 18th floor, Brooklin Paulista, CEP 04568-020, registered with CNPJ under No. 11.214.823/0001-36, by its legal representatives identified at the end and undersigned (“ORIGINAL HUB”); and

PICPAY INSTITUIÇÃO DE PAGAMENTO S.A., a joint-stock corporation, with its registered office at Avenida Manuel Bandeira, 291, Condomínio Atlas Office Park, Block A, 1st floor - offices 22 and 23, 2nd floor and 3rd floor, and Block B, 3rd floors - offices 43 and 44, Vila Leopoldina, Sao Paulo/SP, Postal Code 05317-020, CNPJ 22.896.431/0001-10, herein represented in the form of its corporate documents (“LICENSEE”),

WHEREAS:

a) BANCO ORIGINAL is a legally authorized and operationally qualified financial institution to market certain banking products and services through a partner company that aims to make these products available to its clients, within the scope of the project called Bank as a Service (“BaaS”);

b) ORIGINAL HUB is a company technically qualified and legally authorized to act in the area of Technology of Information, being able to: (i) offer the partner company previously selected the right to use API’s (Application Programming Interface) to access the products and services marketed within the scope of Baas, and (ii) provide related technical support services;

c) the LICENSEE, in its capacity as a selected partner through ORIGINAL HUB, intends to offer its clients - users of the technological platform developed by it, maintained and used for the accomplishment of its business purposes (“Application”) - the option to access certain banking products and services included in the Baas and delivered via API (“API Services”), wherein the Application and the API services will be integrated by the LICENSEE; and

d) The Parties declare, under penalty of law, that they have the technical and financial resources and also the human resources necessary for the performance of this Agreement, also with the necessary know-how and experience;

the parties decide to enter into this Operating Agreement for API’s Use License, Access to Banking Products and Services and Provision of Technical Support Services (“Agreement”) under the terms of the following Sections and conditions.

1 SECTION ONE - DEFINITIONS

1.1. The Parties, by mutual agreement, decide on the definition of the following terms and/or expressions, including their variations in gender and number.

1.1.1. “Agreement”: has the meaning assigned in the preamble.

1.1.2. “Service Level Agreement”: refers to the adjustment defined in each Supplement intended to ensure the level of availability of Support Services, the tolerated downtime and, where applicable, the penalties for non-compliance.

1.1.3. “Computing Environment”: refers to the set of computer equipment and systems, programs, and tables that make up the technological structure of each of the Parties.

1.1.4. “APl's” (or Application Programming Interface): refers to applications owned by ORIGINAL HUB that allow the connection of the Application and platform maintained by the LICENSEE with the Computing Environment of BANCO ORIGINAL, so that the LICENSEE's clients can use the API’s Services.

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1.1.5. “First Level Service”: registration of the incident, classification of the problem and prioritization according to the level of urgency. Service intended for resolving simple issues or referring calls to other levels of service.

1.1.6. “BaaS” (or Bank as a Service): means a platform of products and services made available to financial institutions authorized to operate by the Central Bank of Brazil, which may be used and offered to clients, suppliers and employees by any companies that intend to operate as suppliers of financial products without being subject to specific regulations applicable to the National Financial System.

1.1.7. “API Content”: all content of a technical, operating, or business nature, that integrates the API and that be placed for access by the LICENSEE upon granting of the API license.

1.1.8. “Registration Data”: includes information of identification and of location corresponding to name, CPF/CNPJ (Brazilian tax ID), phone number, email, and postal code.

1.1.9. “Gateway”: API management tool that performs activities such as authentication, routing, limiting of rate, billing, monitoring, analysis, policies, alerts and security.

1.1.10. “Grant-Code”: Access authentication pattern that is part of the OAuth 2.0 protocol used in the API call.

1.1.11. “Leads”: User contact with Original generated by sending their registration data.

1.1.12. “Licensee”: has the meaning assigned in the preamble.

1.1.13. “Login”: the process of accessing a restricted computer system through user authentication or identification, using credentials.

1.1.14. “Push Notification Confirmation”: messages and alerts received on the home screens of devices. They deliver a user-focused message aimed at generating clicks and engagement on the website or app.

1.1.15. “Post Call-back”: type of function executed after the processing of another.

1.1.16. “QR Code”: a barcode with information both horizontally and vertically that can be scanned by most smartphones.

1.1.17. “Software”: it means any and all computer program developed or licensed by one of the parties, through which it is possible to access utilities and functionalities of a technological nature.

2 SECTION TWO - PURPOSE

2.1. The purpose of this Agreement includes:

a) the granting, by ORIGINAL HUB to the LICENSEE, of a license to use, on a temporary and non-exclusive basis, of API(‘s);

b) the provision, by ORIGINAL HUB to the LICENSEE, of technical support services related to the licensed API(‘s), corresponding to corrective maintenance, provision of new versions and first-level support (“Support Services”); and

c) the responsibility of BANCO ORIGINAL to make available, in favor of the LICENSEE's clients, of the products and banking services related to the API(‘s) effectively licensed by ORIGINAL HUB as a result of this Agreement.

2.1.1. The complete description of each licensed API, including the specification of the banking services and products to be accessed through it, the term and conditions of the license, the implementation and technical compatibility requirements, the consideration due, the Support Services covered in each case, the service levels and respective penalties, the specific obligations and responsibilities of each party, among other aspects and conditions relevant to the fulfillment of this Agreement, will be contained in supplementary documents, which, once issued and signed by the Parties, will complement this instrument (“Supplements”).

2.1.2. The disclosure of the availability of the API Services will be made by the LICENSEE, at its own expense and under its own terms and sole responsibility, and will necessarily be directed to its entire client base.

2.1.2.1. The LICENSEE shall submit to the prior and express approval of ORIGINAL HUB the final version of any and all materials created, produced and/or supplied by virtue of this Agreement, in which the trademarks or distinctive signs owned by BANCO ORIGINAL or ORIGINAL HUB are reproduced and/or which mention the API’s, APP Content and/or APP Services, indicating the means and media in which such materials will be disseminated/distributed.

2.1.2.2. Should ORIGINAL HUB request adjustments and/or corrections to the materials mentioned in the previous sub-item, the LICENSEE shall take the necessary steps immediately, subsequently submitting the adapted material for prior and express approval by the former.

2.1.3 The provision, by ORIGINAL HUB, of services not specified in this Agreement and/or in a specific Supplement must be preceded by negotiation between the Parties and formalization of a contract that establishes the applicable technical, administrative, operating and commercial conditions.

2.1.4 During the performance of this Agreement and also after its termination, the Parties will observe the principles of probity and good faith and the ancillary duties of loyalty, information, cooperation and confidentiality.

3 SECTION THREE – SPECIFIC CONDITIONS OF THE API’s LICENSE

3.1. The use license referred to in sub-item 2.1 “a”, granted by ORIGINAL HUB to the LICENSEE, is limited, temporary, revocable, non-exclusive, non-transferable and will allow the LICENSEE to access and use the API(s) described in the Supplement(s).

3.2. Before suspending, denying, limiting, pricing, or modifying the right of access and/or altering the technical specifications of any of the licensed Applications, ORIGINAL HUB will inform the LICENSEE at least twenty (20) days in advance to allow for the respective adaptation of its Application.

3.2.1. The LICENSEE agrees that it will be responsible for the necessary adaptations in the event of any changes to the technical specifications of the licensed API’s.

3.3. The LICENSEE declares, under penalty of the law, that it is aware that the use of the licensed API(‘s) is/are subject to the security policies and procedures approved by BANCO ORIGINAL, including the procedures for generating and using credentials, which must be kept strictly confidential and may be changed by BANCO ORIGINAL at any time, upon prior notice to the LICENSEE.

3.4. The LICENSEE, for itself and through its clients, cannot:

a) modify, circumvent, or disable any element of the API, API Content, and/or API Service or its security and access devices;

b) disrupt, interfere with, or cause any kind of impact on access to or use of the API, API Content, and/or API Service;

c) violate, in any way, the intellectual property rights of BANCO ORIGINAL, ORIGINAL HUB, or third parties;

d) employ software, techniques, and/or devices with the intent of improperly using the API, API Content, or API Service, or transmitting or introducing viruses, worms, Trojan horses, or other malicious, contaminating, and/or destructive software through its systems or during their use;

e) Use the API, API Content, and/or API Service, in whole or in part, to alter the classification or concept of a given consumer regarding their eligibility for entering into business transactions of any kind, obtaining credit, securing employment, or for any other purpose;

f) Use the API, API Content, API Service, its Application, or any other Software or system to directly or indirectly facilitate the practice of contraventions, fraudulent or illegal acts of any kind, or acts contrary to morality and good customs;

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g) Use robots or any other automated information search mechanism to extract or index, in whole or in part, data from the API, API Content, and/or API Service for any unauthorized purpose; and

h) obtain or attempt to obtain unauthorized access to other computer systems or networks connected to the services of BANCO ORIGINAL or ORIGINAL HUB.

3.5. The LICENSEE is aware that the APIs, the API Content and the API Services may present errors in operation, accuracy, functionality, suitability for a specific purpose, security, stability, compatibility with other technological resources, availability or performance, except as provided in Section 8.1.

3.6. The LICENSEE is solely responsible for the Application it developed, its proper functioning, use and results, and for providing technical assistance or maintenance to its respective clients.

3.7. ORIGINAL HUB has the right to limit access to and/or use of the API(‘s) if the LICENSEE uses the API(‘s) in violation of this Agreement, including, but not limited to: limiting the number of calls or the frequency of access and use, the quantity and/or type of access requested, the type of applications, functions or data.

3.7.1. Any limitation will be notified to the LICENSEE at least 5 (five) days in advance.

3.8. ORIGINAL HUB is authorized to use any legal tracking mechanisms that allow it to audit, verify, and monitor the access and use of each API by the LICENSEE or its clients. The audits to be carried out by ORIGINAL HUB may, at its discretion, include requests for documents and information, as well as remote access or visits to the LICENSEE's facilities.

3.9. The LICENSEE undertakes to: (i) keep its access passwords to the APIs secret and prevent unauthorized third parties from using them; and (ii) indemnify ORIGINAL HUB against any liability arising from any misuse of its passwords by any third parties.

4. SECTION FOUR – GENERAL OBLIGATIONS OF ORIGINAL HUB

4.1. ORIGINAL HUB agrees to:

a) carry out the license of use of API's, observing the criteria, guidelines, places, deadlines, standards of quality and procedures stipulated in this Agreement and in the Supplements;

b) provide the Support Services under its full technical and operating responsibility, through suitable, qualified and legally authorized professionals;

c) exercise, under its exclusive and full responsibility, the management of professionals designated for the performance of Support and Marketing Services of the APIs;

d) review the communications submitted by the LICENSEE, in accordance with sub-item 2.1.2.1;

e) fully comply with the provisions relating to labor obligations and intellectual property;

f) safeguard and preserve assets, data, files, documents and passwords that may be delivered to it by BANCO ORIGINAL, the LICENSEE or a third party to enable compliance with this Agreement;

g) observe the policies, technical standards and procedures applicable within the scope of BaaS and those defined by BANCO ORIGINAL;

h) bear the taxes and contributions levied on the Support Services provided;

i) request to the LICENSEE all operating information that it deems necessary for the provision of the Support Services;

j) to immediately notify the LICENSEE in writing of any occurrence, error or omission that may affect the granted usage licenses, the provision of Support Services or the execution time thereof.

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5 SECTION FIVE – GENERAL OBLIGATIONS OF BANCO ORIGINAL

5.1. BANCO ORIGINAL agrees to:

a) make available to the LICENSEE and its clients all the Services of the API’s licensed by ORIGINAL HUB by virtue of this Agreement;

b) observe, in relation to the Services of the API’s offered, all applicable specifications, especially those described in the corresponding Supplement;

c) maintain legally qualified personnel for the execution of banking activities related to the Services of the APs, complying with all applicable legal and administrative regulations, especially those defined by the National Monetary Council and the Central Bank of Brazil;

d) control all transactions carried out based on the connection enabled by the licensed APs under the terms of this Agreement, presenting, when appropriate, to ORIGINAL HUB the corresponding spreadsheets and reports; and

e) ensure the availability of the API’s Services in order to enable, where applicable, compliance with the Service Level Agreements stipulated in the Supplements.

6 SECTION SIX – SPECIFIC OBLIGATIONS OF BANCO ORIGINAL

6.1. BANCO ORIGINAL agrees to:

a) Receive the payment slip transaction and immediately and correctly confirm the settlement or return an error message;

b) Verify the amount;

c) Validate the barcode;

d) Verify inconsistencies;

e) Collecting the LICENSEE on the same day as receiving the transaction and settling the payment slip; and

f) Respect the agreements and deadlines defined in the Supplements to this Agreement.

7 SECTION SEVEN – GENERAL OBLIGATIONS OF THE LICENSEE

7.1. The LICENSEE agrees to:

a) develop, at its own expense and under its sole responsibility, the Application, ensuring, on an ongoing basis, its proper functioning and its compatibility with the provisions of this Agreement and applicable legislation;

b) provide ORIGINAL HUB and BANCO ORIGINAL with the guidelines and information necessary for the fulfillment of the purpose of this Agreement;

c) disclose to its entire client base, at its own expense and in the manner defined in this instrument, the possibility of accessing the Services of the API’s, offered within the scope of the BaaS, instructing interested parties on the operating conditions to be observed in each case;

d) when applicable, pay timely the remuneration agreed upon in each Supplement;

e) collect, pursuant to the applicable legal provisions, information about its clients;

f) obtain from its clients and store any and all required authorizations, in accordance with the applicable legislation;

g) guarantee the accuracy, quality, integrity, timeliness, legality, reliability, and relevance of the means of authentication and communication adopted and of the information provided to ORIGINAL HUB or to BANCO ORIGINAL or disclosed to third parties through its App;

h) respect the legal and/or contractual rights and prerogatives of ORIGINAL HUB, BANCO ORIGINAL, clients, or third parties, especially intellectual property and confidentiality rights;

i) comply with applicable legislation, including, without limitation, consumer protection rules, intellectual property, confidentiality and protection of personal data;

j) perform all operations and be responsible for all expenses necessary for the access, development, testing and maintenance of its Application;

k) obtain, when necessary, the consent of its clients for the sharing of data with ORIGINAL HUB and BANCO ORIGINAL; and

l) to comply with any and all technical standards and rules applicable to its activities.

8 SECTION EIGHT - RESPONSIBILITIES AND COMPENSATION

8.1. Each Party is responsible for all direct losses and damages, duly proven, caused to the other Party(ies), arising from the breach of this Agreement and the general and specific obligations set forth herein.

8.2. Each Party is fully responsible to its clients for the services it provides and undertakes to indemnify the other Party(ies) from any claims or actions of any kind related to such services, in particular, those relating to violations of consumer rights.

8.3. Without prejudice to any exceptions provided for in this Agreement, neither Party shall be held liable for the services rendered or for any operation carried out by the other Party(ies), nor for the veracity of the information provided by the latter to its clients.

8.4. In the event that either Party is sued in legal proceedings concerning the services rendered by the other, the latter undertakes to act as a defendant in the lawsuit.

8.4.1. If acting as a defendant in the litigation is not possible, the responsible party undertakes to reimburse the other for all costs and expenses arising from claims, actions, litigation, administrative or judicial proceedings or any judicial or extrajudicial claims occurring in the manner of the preceding sub-item, including expenses relating to indemnities of any nature, fines, costs and attorney's fees, whether contractual and defeat, in addition to others necessary for the defense of the unduly sued Party, provided that they are proven in court, after a final and unappealable judgment, excluding expenses and non-pecuniary damages.

8.4.2. The amount to be reimbursed will be adjusted based on the variation of the IPCA, published by the Brazilian Institute of Geography and Statistics - IBGE, from the date of the damaging event until the date of reimbursement and increased, in case of delay, by a fine of two percent (2%) and default interest of 1% (one percent) per month.

8.5. The provisions of this Section will be effective even after the termination or expiration of the validity of this Agreement.

9 SECTION NINE - LIMITATION OF LIABILITY

9.1. ORIGINAL HUB and BANCO ORIGINAL shall not, under any circumstances, be liable:

a) for any losses suffered by the LICENSEE's clients or third parties due to the use of the LICENSEE's Application, being liable only to the LICENSEE; and

b) for damages caused by malicious programs, such as viruses, trojans and hackers in the LICENSEE's systems, except if resulting from an error or failure caused by them.

9.2. Without prejudice to the other provisions contained in this Agreement, should either Party be held liable for the payment of any compensation to the others, such compensation shall be limited to the total amount of remuneration paid under this Agreement, determined in accordance with the criteria set forth in the Supplements.

9.3. Under no circumstances shall either Party be liable to compensate the other for lost profits or indirect damages.

10 SECTION TEN – TERM, TERMINATION AND RESCISSION OF THE AGREEMENT

10.1. This Agreement shall be valid for twelve (12) months, counting from the date of signature of this instrument and shall be automatically renewed for equal periods, unless either party informs the other party of its interest to terminate it, with a thirty-(30)-days’ prior notice before the end of the term.

10.1.1. At the discretion of the Parties, the term of this Agreement may be extended by means of an amendment.

10.2. Either party may, at any time, by giving thirty (30) days' prior notice, terminate this Agreement, regardless of the reason and without payment of any fine or penalty.

10.3. This Agreement may be terminated, at the discretion of the innocent Party:

a) by written notice, in the event of a breach of contractual or legal provision by one of the Parties and not remedied within ten (10) days from receipt of written notification sent by the innocent Party;

b) regardless of notice, in the event of judicial or extrajudicial liquidation, dissolution, judicial or extrajudicial reorganization, if applicable, or bankruptcy of either Party.

10.3.1. If the Agreement is terminated based on sub-item 10.3 (a), the innocent Party shall be entitled to receive a compensatory penalty in the amount of twenty percent (20%) of the total remuneration paid under this Agreement, adjusted according to the variation of the IPCA, published by the Brazilian Institute of Geography and Statistics - IBGE or, failing that, another index that replaces or represents it, regardless of the possibility of claiming supplementary compensation, upon evidence of excess losses and damages.

10.3.2. In any case of termination, normal or early, of this Agreement, the Parties shall fulfill the following specific obligations:

(i) ORIGINAL HUB will cease licensing the API’s on the agreed date;

(ii) the LICENSEE shall make any payments due to ORIGINAL HUB up to the date of termination; and

(iii) the LICENSEE shall return or destroy, at the discretion of ORIGINAL HUB and BANCO ORIGINAL, all assets, documents, files and records in any format, physical or digital, of any nature, that have been used within the scope of this Agreement.

11 SECTION ELEVEN – PRICE AND FORM OF PAYMENT

11.1. By virtue of this Agreement, remuneration will be due as defined in accordance with the parameters set forth in each Supplement, noting that the compensations usually employed in the context of banking activity will apply, where applicable, to the Services of the API’s made available by BANCO ORIGINAL based on this instrument.

11.2. The remuneration defined in accordance with the Supplements will already include all charges, expenses and social and labor charges, insurance, including work accident insurance, taxes, salary variations and any other cost necessary for the implementation of this Agreement.

11.3. Any reimbursement of expenses will be conditional upon, cumulatively, the existence of an express provision in the Supplement, the prior written approval of the Party responsible for payment, and the presentation of the respective proof of payment. The frequency, form of payment, and late payment charges will also be defined in each Supplement.

12 SECTION TWELVE - CONFIDENTIALITY

12.1. Throughout the term of this Agreement and for up to three (3) years after its termination, the Parties shall maintain confidentiality regarding this Agreement, its execution and all information they obtain or have access to as a result of signing this instrument, refraining from using it for any purpose other than the normal performance of this Agreement.

12.1.1. “Confidential Information” means all information or documents of each Party, including personal and operating data of its clients, data of its employees, business data, economic and financial information and information related to tangible and intangible assets owned by it, obtained by any means (oral or written, express or tacit), and may be contained in any documents, spreadsheets, programs, systems, photographs, reports, physical media, electronic media, etc.

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12.1.2. The period referred to in sub-item 12.1 does not apply to information protected by banking or tax secrecy, and the confidentiality of such information must be observed permanently.

12.2. All Confidential Information to which each Party has access must be kept in a secure location with access restricted to professionals who need such information to fulfill this Agreement.

12.2.1. The Parties are prohibited from disclosing Confidential Information to third parties, unless there is prior and express consent from the legal representatives of the Party holding the Confidential Information.

12.3. Each Party undertakes to immediately inform the Party holding the Confidential Information of any violation of the confidentiality rules by any person, including cases of unintentional or negligent violation of Confidential Information.

12.4. If a Party is required to disclose any Confidential Information due to an administrative or judicial order, it must notify the Party holding such information within twenty-four (24) hours,

so that the latter may take the judicial measures it deems necessary, provided that such communication is not prohibited by the requesting authority.

12.5. At any time and without prior notice, the Party holding the Confidential Information may request its return, in which case the other Party must return it immediately, and the latter is prohibited from retaining copies of any Confidential Information, except for information that may be kept by the Parties to comply with regulatory requirements.

12.5.1. The return referred to in sub-item 12.5 must be documented in a declaration signed by the Party making the return, under penalty of law, which shall include all Confidential Information actually returned and the declarant's statement that it does not have any copy of that information, in accordance with the provisions of sub-item 12.5.

12.5.2. Even with the return of any Confidential Information, the Party returning it shall remain bound by the duty of confidentiality and other conditions set forth in this Agreement.

12.6. Without prejudice to the immediate termination of the agreement, the breach, by the PARTIES or their representatives or agents, of any provision of this Agreement related to the security, use and disclosure of Confidential Information, will give rise to the application of a specific fine in the amount of twenty percent (20%) of the value of all payments made based on this Agreement, updated in accordance with the criteria set forth in sub-item 9.3.1, regardless of the possibility of claiming supplementary compensation, upon evidence of excess losses and damages.

12.6.1. Should the LICENSEE disclose any Confidential Information without the prior and express authorization of BANCO ORIGINAL or ORIGINAL HUB, the LICENSEE, without prejudice to the liability indicated in sub-item 12.6 and that applicable in the criminal sphere, may be subject to administrative sanctions imposed by regulatory bodies (Central Bank of Brazil, Brazilian Securities and Exchange Commission, etc.).

13. SECTION THIRTEEN – WARRANTIES OF THE LICENSEE

13.1. The LICENSEE represents and warrants that:

(i) it is technically and legally qualified to access and use the API’s for interaction with its Application;

(ii) it has not and will not engage in any acts that may prejudice the rights and interests relating to the API’s, the API’s Content and the API’s Services;

(iii) it will inform ORIGINAL HUB, as soon as it becomes aware, of any abusive or suspicious, unauthorized or prohibited use of the API’s, the API’s content and/or the API’s services by a third party;

(iv) it is solely responsible for the confidentiality and proper use of the password to access the API’s; and

(v) it will not question or prevent ORIGINAL HUB and/or BANCO ORIGINAL from analyzing, enabling, or using similar applications developed by their own technical team and/or by third parties.

14. SECTION FOURTEEN- LABOR ASPECT

14.1. Under no circumstances shall this Agreement establish an employment relationship between the employees of one Party or its subcontractors and any of the other Parties, each Party being responsible for any labor lawsuits filed by its employees, agents and other collaborators.

14.1.1. The responsibility mentioned in sub-item 14.1 shall remain even in the event of recognition of an employment relationship of the professional of one of the Parties with any of the other Parties, for any reason.

14.2. Each Party shall assume exclusive and full responsibility for the recruitment, hiring, management and supervision of the professionals designated by it for the performance of the services, as well as for compliance with the corresponding obligations of a labor, tax and social security nature.

14.2.1. The Parties shall formally designate a duly qualified manager to coordinate the execution of the activities that fall to them under this Agreement, who shall be responsible for providing the other Party(ies) with all necessary information about the work and the team under their management. Communication regarding demands and services between the Parties shall be made, only and exclusively, between the designated managers.

14.3. Each of the parties represents that it is individually responsible for any type of payment or compensation claimed by its employees, especially regarding labor claims and work accidents.

14.4. The Parties, when requested, undertake to present to the other Party(ies), at any time, within 5 (five) consecutive days from the date of the respective request, proof of payment of salaries, bonuses, social security contributions and deposits to the Unemployment Compensation Fund - FGTS, or other documents required by law, relating to employees who have been designated to perform activities covered by this Agreement, in addition to data and information that clearly identify these professionals, the location and period of activity.

14.5. If the Labor Court recognizes an employment relationship between a professional designated by one Party and the other Party, the former shall fully reimburse any expenses that may be incurred by the aggrieved Party in the labor action, in accordance with the provisions of sub-item 8.3.2.

14.6. In the case of the preceding sub-item, the Party responsible for the professional shall acknowledge the debt as its own, depositing the respective amounts into the current account indicated by the aggrieved Party within five (5) business days from the approval of the calculations under execution.

14.7. The responsible Party, under the terms of this Agreement, shall make its best efforts to settle any labor claims by entering into an agreement, excluding the innocent Party from the litigation, preferably by the first hearing.

14.7.1. If the responsible Party fails to appear in court, the other Party is hereby authorized to enter into an agreement, under the terms it deems appropriate, to be excluded from the litigation or to terminate the claim, with the responsible Party bearing the costs of the agreement, in accordance with the provisions of sub-item 8.3.2.

14.8. The Parties cannot, now or in the future, allege in court, to evade their responsibilities, that the defense provided by the other Party was imperfect or that the monitoring of the proceedings was unsatisfactory.

14.9. Should the innocent Party have assets blocked due to a labor claim by professionals of the other Party, or should it be summoned to make payment as a joint or subsidiary debtor, the responsible Party is required to immediately repair the damage, this instrument serving as an extrajudicial enforceable note and the bank statement of the blocking order serving as proof of the net amount demanded.]

15. SECTION FIFTEEN - INTELLECTUAL PROPERTY

15.1. The LICENSEE represents that it is the exclusive owner of the intellectual property rights to its Application and that the use of the licensed API’s in conjunction with its Application will not infringe or affect the rights of third parties.

15.2. The APIs and their respective development or support tools, trademarks, patents, service and product names, industrial designs, applications, databases, and all materials pre-existing or created during the term of this Agreement, including, for example, concepts, formulas and designs, know-how, layouts, software, source codes, technical documentation, models, ideas, project management tools and methodologies, product and service development methodologies, information systems methodologies, business plans, functionalities, documentation and characteristics of financial products and services, and policies provided are, and will remain, the full and exclusive property of the Party that creates them, which may, at its sole discretion, register, modify, or dispose of them in any way it sees fit, regardless of prior communication and/or authorization from the other Parties, including to protect or safeguard its exclusive ownership rights, and the other Parties may not use or dispose of them under any title.

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15.2.1. Under no circumstances will the LICENSEE have access to the source code of the API’s.

15.3. The API’s, Software, systems and/or other materials developed previously or during the term of this Agreement by ORIGINAL HUB or BANCO ORIGINAL will bear their trademarks or another expressly indicated by the Party that develops them.

15.3.1. The LICENSEE may not use the name of ORIGINAL HUB or BANCO ORIGINAL, their trademarks, logos and other distinctive signs, even as a mere reference, in any medium and under any title, without prior and express written authorization granted by the respective owner.

15.4. ORIGINAL HUB and BANCO ORIGINAL, as the exclusive owners of the intellectual property of the materials they develop, may freely use them for any purpose and at any time, in any location, including abroad, and may also update them or create derivative works, also of their exclusive property, for themselves or for third parties contracted for this purpose, without any limitation and regardless of any formality or authorization from anyone.

15.5. The LICENSEE will not be assigned the intellectual property of any of the materials licensed or used as tools for the provision of the Services.

16. SECTION SIXTEEN – GENERAL DATA PROTECTION LAW

16.1 The Parties undertake to observe and comply, insofar as applicable, with the provisions of the DATA PROTECTION AGREEMENT (Exhibit I) to this Agreement.

17. SECTION SEVENTEEN - NON-COMPLIANCE ALLOWED

17.1. Without prejudice to the possibility of contractual termination due to involuntary non-performance, neither Party shall be considered in default, nor shall it be liable to the other for failures in the performance of its obligations under this Agreement, to the extent that such non-performance results exclusively from events beyond its control, acts of God or force majeure, or acts or omissions attributable solely to a third party or to the other Party(ies).

18. SECTION EIGHTEEN – NOTICES BETWEEN THE PARTIES

18.1. If either Party intends or is required to notify the other Party(ies), such notice shall be made to the following addresses:

ORIGINAL HUB	BANCO ORIGINAL
Rua Porto União, No. 295, 18th Floor, São Paulo, SP, Postal Code 04568-020 c/o: Luciana Arantes	Rua Porto União, No. 295, São Paulo, SP, Postal Code 04568-020 c/o: Adilson Nascimento Ferreira

Telephone:(11) 98101- 6100 E-mail: luciana.arantes@originalapp.com.br	Telephone:(11) 2330-1656 E-mail: adilson.ferreira@original.com.br
LICENSEE
Address: Avenida Manuel Bandeira, 291, Condomínio Atlas Office Park, Block A, 1st floor - offices 22 and 23, 2nd floor and 3rd floor, and Block B, 3rd floor - offices 43 and 44, Vila Leopoldina, Sao Paulo/SP, Postal Code 05317-020
A/C: Gisele Aparecida Cavalheiro Ferreira
Telephone: (11) 99210-4701
E-mail: gisele.ferreira@picpay.com

18.2. The notifications referred to in this Section may be delivered in person, with proof of receipt by the other Party, or transmitted by telegram, e-mail, posted by the mail with return receipt requested or delivered via Registry of Deeds and Documents.

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18.3. The Notices will be considered properly complied with when delivered to the representatives and addresses mentioned above.

18.4. Considering that, for compliance with this Agreement, exchange of information may be carried out by electronic means the Parties declare to recognize the validity of the information and the data transmitted electronically and that, according to article 225 of the Civil Code, mechanical or electronic reproductions of facts or things constitute full evidence thereof, unless the party against whom they are presented challenges their accuracy.

18.5. The Parties may, as necessary, change their representatives and/or addresses for receiving notifications related to this Agreement, notifying the other(s) Party(ies) of such alteration, in writing, ten (10) days in advance.

19. SECTION NINETEEN: ASPECTS RELATING TO THE ANTICORRUPTION LAW

19.1. The Parties mutually declare, irrevocably and irreversibly, that their directors, administrators, employees, service providers, including their subcontractors and agents, are aware of and fully comply with the provisions of national and international laws, regulations and normative provisions to which they are subject, which have as purpose the fight against corruption, bribery and the practice of acts harmful to the Public Administration.

19.2. For the performance of this Agreement, neither Party may offer, give or undertake to give to anyone, or accept or undertake to accept from anyone, whether on its own behalf or through another party, any payment, donation, compensation, financial or non-financial advantages or benefits of any kind that represent an illegal and/or corrupt practice, whether directly or indirectly related to the purpose of this Agreement, and must also ensure that its directors, administrators, employees, service providers, subcontractors and agents act in the same manner.

19.3. The Parties shall maintain their books and/or Digital Accounting Records (ECD), their records and accounting documents with sufficient detail and accuracy to clearly and unequivocally reflect the operations and resources related to this Agreement.

19.4. The Parties mutually assure that they adopt anti-corruption policies, processes and procedures aimed at ensuring the faithful compliance with national and international laws, regulations and normative provisions to which they are subject, which have as their purpose the fight against corruption, bribery and the practice of acts harmful to the Public Administration.

20. SECTION TWENTY: SOCIAL AND ENVIRONMENTAL ASPECT

20.1. Each Party warrants to the other Party(ies) that: (a) it is vested with all the powers and authority to assume and fulfill the obligations set forth herein and to consummate the transactions contemplated herein; and (b) the formalization and fulfillment of this Agreement does not imply a violation of any third-party rights, applicable law or regulation, or a violation, breach or default of any contract, instrument or document to which it is a party or by which it has any or all of its properties attached and/or affected, nor does it depend on obtaining any authorization under any contract, instrument or document to which it is a party or by which it has any or all of its properties attached and/or affected.

20.2. The Parties mutually represent and warrant that:

(i) they will comply with the provisions and conditions of this Agreement and its Supplement(s);

(ii) they are not politically exposed persons (“PEPs”);

(iii) they conduct their activities in accordance with the applicable legislation in force, and that they hold the necessary approvals for the conclusion of this Agreement and for the fulfillment of the obligations set forth herein;

(iv) they do not use illegal labor and will not use forced labor or child labor, either directly or indirectly, through their respective suppliers of products and services;

(v) they do not employ minors under eighteen (18) years of age, including minor apprentices, in places that are detrimental to their education, physical, mental, moral and social development, as well as in dangerous or unhealthy places and services, at times that do not allow school attendance and, also, at night, considering this to be the period between 10 pm and 5 am;

(vi) they do not adopt practices related to activities that involve criminal profit from prostitution or sexual exploitation of vulnerable persons;

(vii) they do not use discriminatory practices that negatively restrict access to or maintenance of employment, such as, for example, those motivated by: sex, origin, race, color, physical condition, religion, marital status, age, family situation or pregnancy status; and

(viii) they undertake to protect and preserve the environment, as well as to prevent and eradicate practices harmful to the environment, carrying out their activities in compliance with current legislation regarding the National Environmental Policy and Environmental Crimes, as well as legal, normative and administrative acts relating to the environmental and related areas, emanating from the Federal, State and Municipal spheres.

21. SECTION TWENTY-ONE – GENERAL PROVISIONS

21.1. This Agreement represents the complete and total understanding between the Parties and may not be modified or altered without the prior and express written consent of the legal representatives of the Parties or their respective successors, and the transfer, subcontracting, in whole or in part, as well as the assignment of the rights and obligations arising from this instrument, is prohibited without the written consent of the other Party(ies).

21.2. This instrument does not constitute any employment, corporate, tax or any other similar relationship between the Parties, each Party remaining exclusively responsible for its obligations, under the terms of current legislation.

21.3. If one or more provisions of this Agreement are deemed ineffective, invalid or illegal in any respect, such finding shall not affect any other contractual provision.

21.4. In the event of a conflict between the provisions of this Agreement and those contained in any of its Supplements or Exhibits, the former shall prevail.

21.4.1. The modification of any Section or condition defined in this Agreement, including the definition of limits and/or exceptions of any nature not expressly mentioned in this instrument, will only be valid if stipulated in an Amendment signed by the legal representatives of the Parties.

21.4.2. The Supplements to be formalized during the term of this Agreement, intended exclusively to complement the provisions of this Agreement, once signed by the representatives of the parties, will integrate this instrument, for all legal purposes and effects.

21.5. Any tolerance by one Party regarding the non-observance or non-execution of any Section or condition by the other Party(ies) shall be mere liberality, not implying novation or waiver of the right to demand full compliance with the obligations agreed upon herein.

21.6. This instrument replaces any agreements, written or verbal, previously maintained by the Parties relating to the purpose hereby contracted and shall prevail over such documents, granting the Parties reciprocal, full and irrevocable release in relation to such agreements.

21.7. Each Party shall be responsible for the payment of the respective taxes to which it is liable. If, by any legal provision, one of the Parties is responsible for the payment of any tax for which the other Party is the taxpayer, the amount must be reimbursed by the debtor party to the creditor party within a period of up to five (5) business days, in accordance with the provisions of sub-item 8.3.2.

21.8. The LICENSEE agrees and, from now on, allows the Central Bank of Brazil to have access, if and when requested, to the terms agreed upon as a result of this Agreement, to the documentation and information relating to the API subject to the license, to the respective API Services and to the LICENSEE's premises.

21.9. The LICENSEE declares that it is aware of the content of Resolution No. 4.658, of April 26, 2018, of the Central Bank of Brazil, and undertakes, from now on, and if necessary, to adapt to the Cybersecurity Policy of Banco Original at the appropriate time.

21.10. This Agreement is entered into on an irrevocable and irreversible basis, producing effects between the Parties and their respective successors.

21.11. The Parties acknowledge that full compliance with the provisions of this Agreement and its Supplements is fundamental to the balance of the legal relationship established between them.

21.12. In the event of a merger, division, consolidation or association of one of the Parties with third parties, the other Party(ies) shall have the right to terminate this Agreement, without penalty, or continue its execution with the company resulting from the change.

21.13. The LICENSEE undertakes to present to BANCO ORIGINAL, at any time, within twenty-four (24) hours of the respective request, its Clearance Certificate of Debts relating to Federal Taxes and Registered Federal Debt (CND), issued by the Federal Revenue Service and its Certificate of Good Standing of the FGTS (CRF) - issued by Caixa Econômica Federal, under penalty of, if it fails to do so within the period defined above, incurring default giving rise to contractual termination.

21.14. The Parties declare that they have their own codes of conduct that encompass the guidelines and principles of ethical behavior to which they are subject, and Compliance programs that establish clear rules for conducting and supervising their activities, defining objective criteria for evaluating the conformity of their conduct with legal precepts and other applicable regulations, with structures and procedures aimed at preventing or inhibiting the practice of infractions of said Law and others with similar or related scope, and identifying misconduct. For the LICENSEE: PicPay Code of Ethics and Conduct - Codec, available at www.canaldeetica.com.br/picpay. For the Original Group: “CODE OF CONDUCT FOR RELATIONSHIPS WITH BUSINESS PARTNERS”, available at https://www.original.com.br/qovernanca, being responsible for its full compliance, by itself, its employees, contractors and/or subcontractors.

21.15. The Parties elect the Courts of the Judicial District of the Capital of the State of São Paulo to resolve any doubts arising from this Agreement.

21.16. The signatures on this Agreement will be made by digital/electronic signature tool, in accordance with paragraph 2 of article 10 of Provisional Measure 2.200-2/2001, and are valid and enforceable obligations for all legal purposes, representing the will of all who sign it, as documentary evidence and extrajudicial execution note, for all purposes and effects.

21.17. The effects of this instrument are retroactive to January 1, 2022.

In witness whereof, the Parties sign this document on two (02) copies of equal content and form, in the presence of the witnesses identified and signed below.

São Paulo - SP, May 5, 2022.

/s/ Alexandre Souza da Conceição	/s/ Wagner Aparecido Mardegan
Alexandre Souza da Conceição	Wagner Aparecido Mardegan

ORIGINAL HUB LTDA.

/s/ Erico de Arruda Holanda	/s/ Adilson Nascimento Ferreira
Erico de Arruda Holanda	Adilson Nascimento Ferreira

BANCO ORIGINAL S.A.

/s/ Augusto Ribeiro Junior	/s/ Eduardo Chedid Simões
Augusto Ribeiro Junior	Eduardo Chedid Simões

PICPAY INSTITUIÇÃO DE PAGAMENTO S.A.

Witnesses:

/s/ Gisele Cavalheiro Ferreira		/s/ Helen Tamires Gonçalves de Farias
Name:	Gisele Cavalheiro Ferreira	Name:	Helen Tamires Gonçalves de Farias
CPF:		CPF:

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DATA PROTECTION AGREEMENT

1. This is an Integral part of the Operating Agreement for API’s Use License, Access to Banking Products and Services and Provision of Technical Support Services, dated May 5, 2022, entered into by the Parties: BANCO ORIGINAL S.A. a private legal entity, headquartered in the city of São Paulo, state of São Paulo, at Rua Porto União, No. 295, Brooklin, CEP 04568-020, registered with the CNPJ under number 92.894.922/0001-08, herein represented in accordance with its Bylaws, hereinafter referred to as BANCO ORIGINAL, ORIGINAL HUB LTDA., headquartered in São Paulo/SP, at Rua Porto União, No. 295, 18th floor, Brooklin Paulista, CEP 04568-020, registered with the CNPJ under number 11.214.823/0001-36, herein represented in accordance with its Articles of Association, hereinafter referred to as ORIGINAL HUB, and PICPAY INSTITUIÇÃO DE PAGAMENTO S.A., a joint-stock company, headquartered at Avenida Manuel Bandeira, No. 291, Condomínio Atlas Office Park, Block A, 1st floor - offices 22 and 23, 2nd and 3rd floors, and Block B, 3rd floor - offices 43 and 44, Vila Leopoldina, São Paulo/SP, CEP 05317-020, CNPJ 22.896.431/0001-10, hereinafter referred to as LICENSEE.

BANCO ORIGINAL and ORIGINAL HUB, together, hereinafter referred to as “ORIGINAL”.

1. This Data Protection Agreement (“DPA”) is dated May 5, 2022 (“Effective Date”) and, together with its exhibits, supersedes any other privacy and data protection instruments or provisions relating to the Services that may have been previously entered into by the Parties, including any provisions of the Agreement, its exhibits, or any other document whose terms may conflict with this DPA. The Parties agree to comply with the provisions below.

2.	PURPOSE AND SCOPE OF THE PROCESSING

2.1. This DPA applies to Personal Data controlled by the CONTRACTING parties (hereinafter referred to as “Client Personal Data”) that is processed by the LICENSEE and ORIGINAL, as Sole Controllers, as part of the provision of the Services. The Parties acknowledge and agree that, for the purposes of Client Personal Data, ORIGINAL will act as Data Controller and the LICENSEE will also act as Data Controller. The Parties represent and warrant that they comply with all their duties and obligations as Personal Data Controllers, in accordance with the provisions of Applicable Privacy Laws.

3.	SECTIONS

3.1. The Parties undertake to process information legally classified as personal data, by reason of this agreementual relationship, in accordance with applicable legislation, including the General Data Protection Law (“LGPD” - Law No. 13.709/2018).

3.2. The Parties shall cooperate with each other in fulfilling obligations relating to the exercise of the rights of Data Subjects provided for in the LGPD, in the Laws and Regulations on Data Protection in force and in complying with requests and determinations of administrative control bodies.

3.3. The processing of personal data shall be carried out solely for the purpose established in this agreement, except in cases where processing is necessary for compliance with legal or regulatory obligations to which the Parties are subject.

3.4. The Parties undertake to establish and maintain a comprehensive personal data security and governance program, including appropriate technical and administrative measures to ensure the confidentiality, integrity, and availability of the data being processed throughout the entire personal data lifecycle, as well as ensuring compliance with the LGPD (Brazilian General Data Protection Law) and other regulations concerning privacy and personal data protection, and conducting periodic corporate training, monitoring compliance, and keeping their data processing records duly updated.

3.4.1. The Parties undertake to regularly conduct tests, assessments, and verifications of the effectiveness of technical, administrative, and organizational measures to ensure the security of processes involving the Processing of Personal Data.

3.5. The Parties shall have a written and structured incident response plan for incidents involving personal data. An incident is understood to be any unauthorized access, loss, deletion, or improper or accidental disclosure of personal and/or sensitive information processed.

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3.6. The Parties ensure that all their employees involved in the processing of personal data arising from the performance of this agreement:

3.6.1. are subject to confidentiality agreements and professional or statutory obligations of confidentiality and protection of personal and sensitive data accessed by reason of their professional activities;

3.6.2. received training regarding the principles of data protection and the laws involving data processing;

3.6.3. are aware of the obligations of the Parties, including the obligations of this Agreement.

3.7. If, for the performance of this Agreement, the international transfer of data by either Party is necessary, and if the destination country does not have an adequate level of personal data protection as determined by the National Data Protection Authority, the Party sharing the data must ensure that the international transfer be carried out in accordance with one of the mechanisms provided for by the LGPD (Brazilian General Data Protection Law) and other laws and regulations on the matter.

3.8. The Parties agree not to transfer or share with third parties the personal data processed under this agreementual relationship, unless it is an essential requirement for the fulfillment of this agreement and has been previously communicated to and agreed upon by the other Party, so that the latter may take appropriate measures to adapt the intended processing, if necessary.

3.9. In the event of transfer or sharing of personal data, respect for the purpose of processing set forth in this agreement must be guaranteed, as well as the security, confidentiality, availability and integrity of the data.

3.10. The Parties shall refrain from commercializing, selling, distributing or otherwise exploiting the personal data subject to this agreement for economic purposes.

3.11. When one of the Parties identifies the occurrence of a security incident, it must notify the other Party in writing within four (4) hours. The notification must contain detailed information covering, at least:

(i) unique incident sequence number;

(ii) initial impact of the incident;

(iii) incident categorization;

(iv) origin of the incident (initial information);

(v) date and time of occurrence;

(vi) date and time of identification;

(vii) information on the identification of the equipment (IP addresses, hostname, network, data center, etc.) involved in the incident;

(viii) information on the physical location of the incident (if applicable);

(ix) initial description of the incident;

(x) initial action required for resolution;

(xi) teams involved in incident resolution;

(xii) incident status.

3.12. Without prejudice to the obligation set forth in Section 3.11, one of the Parties shall report information about the security incident to the other Party within a maximum period of twenty-four (24) hours, containing the following details:

(i) origin of the incident, with greater depth and detail of information;

(ii) detailed impact of the incident;

(iii) cause of the incident, with greater depth and detail of information;

(iv) complete mapping of the action necessary to resolve the incident.

3.13. When either Party identifies the occurrence of a security incident involving the processing of personal data, in accordance with the LGPD and any regulations that may be issued by the National Data Protection Authority, the Party that identifies the incident must notify the other Party in writing immediately, or within a maximum period of twenty-four (24) hours if immediate notification is not possible. The notification must contain detailed information, including, at least:

(i) identification and contact details of the data controller, data protection officer or other contact person;

(ii) indication of whether the notification of the incident is complete or partial;

(iii) description of the event and its cause, the nature of the data affected (date and time of detection; date and time of the incident and its duration; category of data affected; circumstances in which the security breach occurred; physical location and storage medium of the data; possible cross-border problems);

(iv) information about the data subjects involved (category and quantity of data and data subjects affected);

(v) the related risks and possible impacts on data subjects;

(vi) the actions taken for prevention and the technical and administrative measures to mitigate the effects and damages, so that the other Party can comply with any legal requirements;

(vii) other information useful to the affected persons to protect their data or prevent possible harm.

3.13.1. The Parties, at their own expense, shall investigate the causes and consequences of the Security Incident and take the necessary measures to remedy its consequences, promptly informing the other Party of all actions taken.

3.13.2. The Parties shall not disclose any information about the Security Incident unless agreed upon by the Parties, or required to do so by determination of the Supervisory Authorities, under Brazilian law.

3.14. The Parties shall communicate and cooperate so that requests related to Personal Data made by data subjects may be fulfilled, as provided for in the legislation, to the extent that it does not compromise the activities of the Parties and the fulfillment of this agreement. Whenever requested by one of the Parties, the other Party shall assist in fulfilling requests made by data subjects, providing all information requested by the other Party, immediately or in a timely manner, observing the maximum period of five (5) days from the date of the data subject's request.

3.15. Each Party shall be individually responsible for fulfilling its obligations arising from the LGPD and any regulations subsequently issued by the competent regulatory authority, considering its role as a personal data controller.

3.16. If the National Data Protection Agency (ANPD) imposes sanctions on the Parties related to this agreement, and exclusive fault or intent on the part of one of the Parties is found, the party that caused the sanction shall bear the administrative penalty, in addition to any costs and expenses incurred by the injured Party(ies) throughout the administrative proceeding, without prejudice to the right of recourse provided for in privacy and data protection legislation.

3.17. If any Party violates any legal provision regarding the processing of personal data of data subjects related to the subject matter of this agreement, or any applicable legislation, the innocent Party reserves the right to terminate this agreement, without any burden, fine or charge.

3.18. In case of conflict between the provisions of this Agreement and the Agreement or any other document signed between the parties, specifically in relation to Personal Data Processing activities, the provisions of this Agreement shall prevail, except in cases where a subsequent document is signed between the Parties, expressly declaring the subsidiary nature of this Agreement.

3.19. The Parties shall, upon termination of any Personal Data Processing activities in the context of the Agreement (“Termination Date”), cease processing Personal Data and, upon written request from the other Party, delete the Personal Data related to the terminated activities, as well as any existing copies (whether in digital or physical format), except when the maintenance of Personal Data is necessary for compliance with a legal or regulatory obligation.

3.20. The Parties may, at their sole discretion, by giving written notice to the other Party within 30 calendar days of the Termination Date, require the other Party to: (a) return a complete copy of all Personal Data processed in the context of the Agreement, by secure transfer and in an interoperable or proprietary format of the other Party.

3.21. The Parties shall provide written certification to the other Party that they have fully complied with this section within 30 calendar days of the Termination Date.

4.	EFFECTIVE DATE

This DPA shall enter into force on the Start Date and shall remain in force until the termination of the Agreement.

5.	REPRESENTATIVE CONTACT INFORMATION OF THE PARTIES FOR DATA PROTECTION

The contact information for ORIGINAL and PICPAY representatives regarding data privacy issues is:

ORIGINAL:

Érico de Arruda Holanda
contatodpo@original.com.br

LICENSEE:

Thiago Daniel
encarregado@picpay.com

6.	GENERAL PROVISIONS

6.1. Should any provision of this DPA be deemed invalid or ineffective, such invalidity or ineffectiveness shall only affect that provision, it being understood that the remainder of this DPA shall remain in force, effective and binding.

6.2. The provisions of this DPA are binding on the Parties and any successors, of any nature;

6.3. This DPA shall survive the termination of the Agreement and shall continue to bind the Parties with respect to Personal Data Processing activities arising from the Agreement that continue to occur, even if only for the purpose of complying with a legal or regulatory obligation.

6.4. This DPA may be amended by the will of the parties or if a new law, regulation or directives from the ANPD or any Supervisory Authority arise that require the amendment of its provisions. The new provisions must be agreed upon by the Parties in good faith, always in writing as an amendment to this DPA.

SUPPLEMENT No. 01 TO THE OPERATING AGREEMENT FOR API’s USE LICENSE, ACCESS TO BANKING PRODUCTS AND SERVICES AND PROVISION OF TECHNICAL SUPPORT SERVICES

(“Payment API”)

BANCO ORIGINAL S/A, headquartered in São Paulo-SP, at Rua Porto União, No. 295, Brooklyn Paulista, Postal Code 04568-020, registered with the CNPJ under number 92.894.922/0001-08, by its legal representatives undersigned and identified below (“BANCO ORIGINAL”);

ORIGINAL HUB LTDA., headquartered in São Paulo-SP, at Rua Porto União, No. 295, 18° floor, Brooklin Paulista, Postal Code 04568-020, registered with the CNPJ under number 11.214.823/0001-36, by its legal representatives undersigned and identified below (“ORIGINAL HUB”);

PICPAY INSTITUIÇÃO DE PAGAMENTO S.A, a joint-stock company, with its registered office at Avenida Manuel Bandeira, 291, Condomínio Atlas Office Park, Bloco A, 1st floor - offices 22 and 23, 2nd floor and 3rd floor, and Block B, 3rd floor - offices 43 and 44, Vila Leopoldina, Sao Paulo/SP, Postal Code 05317-020, CNPJ 22.896.431/0001-10, by its legal representatives identified below and undersigned (“LICENSEE”);

each of them individually also designated “Party” and, collectively, “Parties”;

WHEREAS:

a) the Parties, on May 5, 2022, entered into the Operating Agreement for API’s Use License, Access to Banking Products and Services and Provision of Technical Support Services (“Agreement”);

b) there is a need to define specificities applicable to the Agreement, particularly the characterization of the API(s) subject of the license, the banking products and services to be accessed, the related technical support services, as well as the criteria applicable to the remuneration due in each case;

They decide to formalize this Supplement No. 02 relating to the Payment API (“Supplement”), under the following terms:

1. DESCRIPTION OF THE API(S) SUBJECT OF THE LICENSE

1.1. The Payment API is the Application Programming Interface made available by ORIGINAL HUB to the LICENSEE, the use of which allows access to the payment service for bills, taxes and utility bills by the LICENSEE’s users through its Application.

1.2. The specific purpose of the Payment API is to allow the LICENSEE to access the payment service for bills, taxes and utility bills of BANCO ORIGINAL, to make it available to its customers, business partners and employees, through its Application (“Services”).

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1.3. Technical requirements for accessing any type of API.

Technologies and HTTP/REST Infrastructures	Details
The APls are exposed using the REST standard.
Secure Connection	Requirement of security: The APls must be called using a secure HTTPS connection
To use the APls in the Open Banking Legal Entity Model
Technologies and Infrastructure Account in Original	Details It is necessary that the LICENSEE owns one active business account at Banco Original
Callback during Login	During the login process, a POST callback is performed to a pre-registered URL (HTTPS) containing the authorization code (grant code). The format of this callback and the authentication flow are detailed in specific documentation. Therefore, the LICENSEE must register the callback URL with BANCO ORIGINAL and expose an API to receive the authorization code
Fixed IP	The APIs calls must be made through fixed IPs (IP list). The gateway will validate the originating IP of the request and if it is not in the combined list, the request will be denied
To use the APls in the Open Banking Partnerships
Technologies and lnfrastructures Callback at Login

Details

During the login flow, a POST callback is performed on a pre-registered URL (HTTPS) with the authorization code (grant code). The format of this callback and the authentication flow are detailed in specific documentation. Therefore, the partner must register the callback URL with BANCO ORIGINAL and expose an API to receive the authorization code.

Fixed IP	The API calls must be made through fixed IPs (IP list). The gateway will validate the originating IP of the request, and if it is not on the combined list, the request will be denied

2. DESCRIPTION OF BANKING SERVICES AND PRODUCTS TO BE ACCESSED

2.1. The API acts as a bridge connecting the payment product system of BANCO ORIGINAL with the LICENSEE’s system, enabling the LICENSEE to offer its clients payment services for bills, taxes, and utility bills. All processing, settlement, and accounting are done by BANCO ORIGINAL.

2.2. The banking services accessed through the API are:

●	Real-time payment confirmation;

●	Value verification;

●	Barcode validation; and

●	Inconsistency verification.

3. DESCRIPTION OF TECHNICAL SUPPORT SERVICES

Remote technical support will be provided through the following service channels: telephone (11) 2330-3533 and email gestao.processamento@original.com.br.

The LICENSEE will use the service channels to report occurrences and incidents related to the API.

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The service team will provide 1st level support, 24x7 (twenty-four hours a day, seven days a week), in Portuguese.

ORIGINAL HUB is responsible for the construction, evolution, commercialization, support and maintenance, as well as for the 1st service level of the APIs.

4. Service Level Agreement (“SLA”)

4.1. API AVAILABILITY

Priority	Maximum time to start maintenance	Maximum time for a workaround solution	Maximum time for a definitive solution.
1	Up to 1 hour	Up to 4 hours	Up to 2 business days
2	Up to 4 hours	Up to 8 hours	Up to 4 business days
3	Up to 1 business day	Up to 48 hours	Up to 15 business days
4	Up to 3 business days	Up to 72 hours	No term

a) Workaround: temporary solution to the incident.

b) Definitive solution: solution to the problem.

Priority 1 - Urgent: Calls under these conditions are those in which the LICENSEE or its clients are unable to perform an operation and have no workaround alternative.

Priority 2 - High: Calls under these conditions are those in which the LICENSEE or its clients are unable to perform an operation on the system, but have a workaround alternative by other means that allow the completion of the operation in question.

Priority 3 - Medium: Calls under these conditions refer to requests in which the LICENSEE or its clients are not unable to operate the system.

Priority 4 - Low: Calls under these conditions are those in which the LICENSEE or its clients are not unable to operate the system, there is no need for short-term adjustments, or they involve suggestions for system improvements made by the LICENSEE or its clients.

4.2. The average API response time is one second and twenty-two milliseconds (1.22) seconds.

4.2.1. The average time calculation is based on the last thirty (30) days, in which the transactions carried out in this period were analyzed with the response time of each one.

4.2.2. BANCO ORIGINAL and ORIGINAL HUB will not be required to observe the SLA provided for in this Supplement in the following cases:

(a) interruptions necessary for technical adjustments or maintenance, which must be notified at least forty-eight (48) hours in advance, and should preferably be carried out during periods of low usage, outside business hours and preferably on weekends;

(b) emergency interruptions resulting from the need to preserve the security of the API and the data stored therein, which must be notified at least twenty-four (24) hours in advance, intended to prevent and stop the actions of “hackers” or intended to implement security corrections;

(c) due to natural disasters or impediment of access to the API due to problems external to BANCO ORIGINAL and/or ORIGINAL HUB, for example, interruption of internet communication carried out by a third-party company to the Agreement;

(d) suspension of the provision of the services contracted herein by order of competent authorities or for non-compliance with clauses of the Agreement and/or its Supplements; and

(e) possible instabilities in the CIP’s internal environment.

4.2.3. The availability window for payment settlement via the Payment API varies according to the type of payment, being from 7:00 AM to 8:30 PM for bank slips and from 7:00 AM to 6:00 PM for taxes and utility bills, on business days. If a payment settlement request occurs outside this period, the service will be completed on the next business day following the request.

4.2.4. ORIGINAL HUB will provide a homologation environment for validating new API functionalities. This environment will be available from Monday to Friday, from 9:00 AM to 5:00 PM, to receive requests from the LICENSEE. During the homologation period, ORIGINAL HUB will provide a response within five (5) business days, counted from the receipt of the requests.

5. TERM

5.1. This Supplement shall be in effect from the date of its signature and while the Agreement is in effect.

5.2. The Parties may terminate this Supplement at any time, upon thirty (30) days’ prior written notice, regardless of the reason and without payment of any fine or penalty.

6. AMOUNTS

6.1. BANCO ORIGINAL will transfer monthly to the LICENSEE the amounts established in the table below due to the use of the Payment API each month:

Per bill paid through API PAG
Volume	Rebate
1 to 1.000.000	BRL 0.21
1.000.001 to 2.000.000	BRL 0.22
2.000.001 to 3.000.000	BRL 0.23
3.000.001 to 4.000.000	BRL 0.24
4.000.001 to 5.000.000	BRL 0.25
5.000.001 to 6.000.000	BRL 0.26
6.000.001 to 7.000.000	BRL 0.27
7.000.001 to 8.000.000	BRL 0.28
Above 8.000.000	BRL 0.31

Per consumption bill or tax paid by
Volume	Rebate

1 to 2.000.000	BRL 0,16
2.000.001 to 4.000.000	BRL 0,17
4.000.001 to 6.000.000	BRL 0,21
6.000.001 to 7.000.000	BRL 0,22
7.000.001 to 8.000.000	BRL 0,23
Above 8.000.000	BRL 0,24

6.2. Once the minimum volume of each range, represented by the lines in the tables above, is reached, the rebate value will be applied to all transactions to be paid, as in the following example:

Example: 3,500,000 invoices paid in the month

Rebate = 3,500,000 * BRL 0.24

6.3. It is agreed between the Parties that BANCO ORIGINAL may, at any time, renegotiate the amounts provided for in this Supplement in order to adapt them to current legislation and the determinations of the competent authorities. Any changes to the amounts provided for herein will be formalized between the Parties by means of an amendment to this Supplement.

7. BILLING AND PAYMENT DATES

7.1. Until the last business day of the following month, BANCO ORIGINAL must send the LICENSEE a report containing the value of all payments of bills and/or taxes/utility bills made by users of the LICENSEE’s Application. The LICENSEE, in turn, will analyze the values and, if there is no objection regarding the amounts presented, BANCO ORIGINAL will transfer the amounts due to the LICENSEE.

7.2. If there is a disagreement between the Parties regarding the amounts described in the report, the undisputed amount will be credited to the LICENSEE’s current account, and the Parties must work together to reach a consensus regarding the disputed part of the payment.

7.3. Payments will be made by credit to current account No. 3335329-8, branch 0001, Bank 212 of the LICENSEE, held at BANCO ORIGINAL, every 30th of each month.

7.4. The amount to be transferred by BANCO ORIGINAL to the LICENSEE already includes all taxes, fees, contributions and charges that are or may become due as a result of the purpose of the Agreement (“Taxes”), in accordance with the legislation in force, which are the sole responsibility of BANCO ORIGINAL.

7.5. In the event of changes in legislation that imply an increase or reduction in the taxes applicable to the operation, the Parties, by mutual agreement, may assess any impacts on the price agreed upon herein and renegotiate them through an Amendment.

7.6. BANCO ORIGINAL, when acting as a withholding agent, will deduct and collect from the payments it makes the taxes and contributions that it is required to collect under current legislation.

7.7. In the event that the LICENSEE has overdue debts to BANCO ORIGINAL arising from obligations under this Supplement and/or other contractual relationships maintained between the Parties, the LICENSEE hereby authorizes that said amounts be offset against amounts receivable from BANCO ORIGINAL under this Supplement.

7.8. It is hereby established that any delay in the transfer by BANCO ORIGINAL will result in the accrual of default interest of one percent (1%) per month, calculated pro rata die, plus a penalty of two percent (2%) on the amount of the overdue debt, adjusted based on the variation of the IPCA, published by the Brazilian Institute of Geography and Statistics - IBGE.

The effects of this Agreement are retroactive to January 1, 2022.

This Supplement, an integral part of the Agreement, shall be governed in its entirety by the provisions agreed upon herein, prevailing over this instrument, including the definitions contained in the Agreement.

In witness whereof, the Parties sign this document in two (02) copies of equal content and form, in the presence of the witnesses identified and signed below.

São Paulo - SP, May 5, 2022.

/s/ Adilson Nascimento Ferreira	/s/ Erico de Arruda Holanda
Adilson Nascimento Ferreira	Erico de Arruda Holanda

ORIGINAL HUB LTDA.

/s/ Wagner Aparecido Mardegan	/s/ Alexandre Souza da Conceição
Wagner Aparecido Mardegan	Alexandre Souza da Conceição

BANCO ORIGINAL S.A.

/s/ Augusto Ribeiro Junior	/s/ Eduardo Chedid Simões
Augusto Ribeiro Junior	Eduardo Chedid Simões

PICPAY INSTITUIÇÃO DE PAGAMENTO S.A.

Witnesses:

/s/ Helen Tamires Gonçalves de Farias		/s/ Gisele Cavalheiro Ferreira
Name:	Helen Tamires Gonçalves de Farias	Name:	Gisele Cavalheiro Ferreira
CPF:		CPF:

SUPPLEMENT No. 02 TO THE OPERATIONAL AGREEMENT FOR LICENSING OF APPLICATIONS, ACCESS TO BANKING PRODUCTS AND SERVICES AND PROVISION OF TECHNICAL SUPPORT SERVICES

(“Automatic Debit API”)

BANCO ORIGINAL S/A, headquartered in Sao Paulo-SP, at Rua Porto União, No. 295, Brooklin Paulista, CEP 04568-020, registered with CNPJ under number 92.894.922/0001-08, through its legal representatives identified and signed below (“BANCO ORIGINAL”);

ORIGINAL HUB LTDA., headquartered in Sao Paulo-SP, at Rua Porto União, No. 295, 18th floor, Brooklin Paulista, CEP 04568-020, registered with the CNPJ under number 11.214.823/0001-36, through its legal representatives identified and signed below (“ORIGINAL HUB”);

PICPAY INSTITUIÇÃO DE PAGAMENTO S.A., a public limited company, with registered office at Avenida Manuel Bandeira, 291, Condomínio Atlas Office Park, Block A, 1st floor - offices 22 and 23, 2nd and 3rd floors, and Block B, 3rd floor - offices 43 and 44, Vila Leopoldina, São Paulo/SP, CEP 05317-020, CNPJ 22.896.431/0001-10, through its legal representatives identified and signed below (“LICENSEE”);

each of them individually also referred to as a “Party” and, collectively, as the “Parties”;

WHEREAS:

a) the Parties, on May 5, 2022, entered into the Operational Agreement for the Licensing of Use of APIs, Access to Banking Products and Services and Provision of Technical Support Services (“Agreement”);

b) there is a need to define specificities applicable to the Agreement, particularly the characterization of the API(s) subject to the license, the banking products and services to be accessed, the related technical support services, as well as the criteria applicable to the remuneration due in each case;

they decide to formalize this Supplement No. 01 relating to the Automatic Debit API (“Supplement”), under the following terms:

1. DESCRIPTION OF THE API(S) SUBJECT TO THE LICENSE

1.1. The Automatic Debit API and the Application Programming Interface provided by ORIGINAL APP to the LICENSEE, whose use will allow the LICENSEE to provide its clients with the service of registering their current accounts for recurring debit with public service providers that have a contractual relationship with BANCO ORIGINAL during the term of this instrument, for payment of utility bills, taxes and collection slips by means of automatic debit from the account.

1.1.1. The registration of the LICENSEE’s clients’ current accounts for recurring debit with public service providers is conditional upon the existence of a current payment service agreement between BANCO ORIGINAL and the public service providers. It is hereby agreed between the Parties that BANCO ORIGINAL shall have full autonomy to decide which agreements will be maintained or formalized with public service concessionaires, and shall not, under any circumstances, be obliged to formalize or maintain specific agreements to meet the requests of the LICENSEE and/or its clients. In the event that BANCO ORIGINAL chooses to discontinue any agreement, it must notify the LICENSEE 60 (sixty) days prior to the effective termination of the agreement in question.

1.1.2. All exchange of information between the Parties relating to the use of the Automatic Debit API will be carried out in a managerial manner, by means of “IDs”, with no exchange of personal customer data from the LICENSED to BANCO ORIGINAL and vice versa.

1.1.3. The specific purpose of the Automatic Debit API is to allow the LICENSEE to access the BANCO ORIGINAL service that will enable the registration of its clients’ accounts in direct debit to facilitate the payment of utility bills, taxes and collection slips automatically, by direct debit, subject to the exceptions provided for in the Agreement and its Supplements (“Services”).

1.2. Technical requirements for accessing any type of API.

Technologies and Infrastructures	Details

HTTP/REST	The APIs are exposed using the REST standard.

Secure Connection	Security Requirement: APIs must be called using a secure HTTPS connection.

For use of APIs in the Open Banking PJ

Model Technologies and Infrastructures	Details

Account at Banco Original	It is necessary that the LICENSEE has an active PJ account at Banco Original.

Login Callback	During the login flow, a POST callback is performed on a pre-registered URL (HTTPS) with the authorization code (grant-code). The format of this callback and the authentication flow are detailed in specific documentation. Therefore, the LICENSEE must register the callback URL with BANCO ORIGINAL and expose an API to receive the authorization code.

Fixed IPs	API calls must be made through Fixed IPs (IP list). The gateway will validate the originating IP of the request, and if it is not in the combined list, the request will be denied.

For the use of APIs in the Open Banking Partnerships Model

Technologies and Infrastructures	Details

Callback at Login	Fixed IP Details During the login flow, a POST callback is made to a pre-registered URL (HTTPS) with the authorization code (grant code). The format of this callback and the authentication flow are detailed in specific documentation. Therefore, the partner must register the callback URL with the ORIGINAL BANK and expose an API to receive the authorization code.

Fixed IPs	API calls must be made through Fixed IPs (IP list). The gateway will validate the originating IP address of the request, and if it is not in the matched list, the request will be rejected.

2. DESCRIPTION OF BANKING SERVICES AND PRODUCTS TO BE ACCESSED

2.1. The API is equivalent to a bridge that connects the debit product system of BANCO ORIGINAL with the LICENSEE’s system, so that the latter can offer its clients the Automatic Debit services for utility and tax bills. All processing, settlement, and accounting is done by BANCO ORIGINAL.

2.2. The banking services accessed through the API are:

●	Consultation of enabled agreements and registration of automatic debit;

●	Confirmation of registration with the partner institutions;

●	Confirmation of due date entries with the partner institutions;

●	Activation, suspension, or cancellation of the entry; and

●	Confirmation of debit execution.

3. DESCRIPTION OF TECHNICAL SUPPORT SERVICES

Remote technical support will be provided through the following service channels: telephone (11) 2330-3533 and email gestao.processamento@original.com.br.

The LICENSEE will use the service channels to report occurrences and incidents related to the API.

The service team will provide 1st level support, 24x7 (twenty-four hours a day, seven days a week), in Portuguese.

ORIGINAL HUB is responsible for the construction, evolution, commercialization, support and maintenance, as well as for the 1st level service of the APIs.

4. Service Level Agreement (“SLA”)

4.1. API AVAILABILITY

Priority	Maximum time to start maintenance	Maximum time frame for resolution of contour	Term maximum for definitive solution
1	Up to 1 hour	Until 4 hours	Up to 2 days useful
2	Until 4 hours	Until 8 hours	Until 4 days useful
3	Until 1 days useful	Until 48 hours	Until 15 days useful
4	Until 3 days useful	Until 72 hours	Without Term

a)	Workaround solution: temporary solution to the incident.

b)	Definitive solution: solution to the problem.

Priority 1 - Urgent: Calls under these conditions are those in which the LICENSEE or its clients are unable to perform an operation and have no workaround alternative.

Priority 2 - High: Calls under these conditions are those in which the LICENSEE or its clients are unable to perform an operation in the system, but have a workaround alternative through other means that allow the completion of the operation in question.

Priority 3 - Medium: Calls under these conditions refer to requests in which the LICENSEE or its clients are not unable to operate the system.

Priority 4 - Low: Calls under these conditions are those in which the LICENSEE or its clients are not unable to operate the system, there is no need for short-term adjustments, or they involve suggestions for system improvement made by the LICENSEE or its clients.

4.2. The average API response time is 1.22 (one second and twenty-two milliseconds) seconds.

4.2.1 The average time calculation is based on the last 30 (thirty) days, in which the transactions carried out in this period were analyzed with the response time of each one.

4.2.2. BANCO ORIGINAL and ORIGINAL HUB will not be required to observe the SLA provided for in this Supplement in the following cases:

(a) interruptions necessary for technical adjustments or maintenance, being informed at least 48 (forty-eight) hours in advance, and should preferably be carried out during off-peak hours, outside business hours and preferably on weekends;

(b) emergency interruptions resulting from the need to preserve the security of the API and the data stored therein, being informed at least 24 (twenty-four) hours in advance, intended to prevent and stop the actions of “hackers” or intended to implement security corrections;

(c) due to natural disasters or due to impediment of access to the API due to problems external to BANCO ORIGINAL and/or ORIGINAL HUB, for example, interruption of internet communication carried out by a third-party company to the Agreement;

(d) suspension of the provision of the services contracted herein by order of competent authorities or due to non-compliance with clauses of the Agreement and/or its Supplements; and

(e) possible instabilities in the internal environment of CIP.

4.2.3. The availability window for payment settlement via the Payment API varies according to the payment type, being from 7:00 AM to 8:30 PM for bank slips and from 7:00 AM to 6:00 PM for taxes and utility bills, on business days. If a payment settlement request occurs outside this period, the service will be processed on the next business day following the request.

5. TERM

5.1. This Supplement shall be effective from the date of its signature and for as long as the Agreement is in effect.

5.2. The Parties may terminate this Supplement at any time, upon prior written notice of 60 (sixty) days, regardless of the reason and without payment of any fine or penalty.

6. AMOUNTS

6.1. BANCO ORIGINAL will transfer monthly to the LICENSEE the amounts provided for in the table below as a result of the use of the Automatic Debit API each month:

AUTOMATIC DEBIT
Pricing for payments via direct debit, considering the total volume of payments for taxes, utility bills, and payment slips.
Total number of bill payments made per month (taxes, utility bills, and payment slips), including payments via direct debit	Unit value paid by the LICENSEE to ORIGINAL HUB for payments made for utility bills/taxes via automatic debit through the Automatic Debit API
From 1 to 100,000	BRL	0.12
From 100,001 to 500,000	BRL	0.10
Above of 500,001	BRL	0.08

6.2 It is agreed between the Parties that the BANCO ORIGINAL may, at any time, renegotiate the amounts stipulated in this Supplement in order to adapt them to current legislation and the determinations of the competent authorities. Any changes to the amounts stipulated herein will be formalized between the Parties by means of an addendum to this Supplement.

7. BILLING AND PAYMENT DATES

7.1. The charge for using the Automatic Debit API will use, for the purpose of calculating the amount due, the volume of payments made in the month of assessment, considering the volume of payments made through automatic debit and the volume of payments of bills without automatic debit (payment slips, utility bills and taxes).

7.1.1 If a given automatic debit is not completed for any reason, the attempt to complete the automatic debit will not be considered for the purpose of calculating the amount payable to BANCO ORIGINAL; that is, only automatic debits effectively completed through the Automatic Debit API will be considered for the purpose of payment, in accordance with clause 6.1 above.

7.2 Payments will be made by crediting the LICENSEE’s current account held at BANCO ORIGINAL.

7.3 It is hereby established that any delay in the transfer of amounts due by the BANCO ORIGINAL to the LICENSEE will result in the accrual of default interest of 1% (one percent) per month, calculated pro rata die, plus a penalty of 2% (two percent) on the amount of the overdue debt.

7.4. The amount to be paid for the service already includes all taxes, fees, contributions and charges that are or may become due as a result of the object of this Agreement (“Taxes”), in accordance with current legislation.

7.4.1. In the event of a change in legislation that implies an increase or reduction in the taxes applicable to the operation, the Parties, by mutual agreement, may assess any impacts on the price agreed herein and negotiate them through an Addendum.

7.5 In the event that the LICENSEE has outstanding debts to BANCO ORIGINAL arising from obligations under this Supplement and/or other contractual relationships between the Parties, the LICENSEE hereby authorizes that said amounts be offset against amounts receivable from BANCO ORIGINAL under this Supplement.

8. OTHER RELEVANT CONDITIONS

8.1. BANCO ORIGINAL is hereby authorized by the LICENSEE to debit from current account No. 3335329-8, branch 0001, Bank 212, maintained under its custody, the amounts necessary for the execution of the Services, at the exact moment of use of the API, observing the volumes foreseen in this instrument.

8.2. In case of insufficient balance in the aforementioned current account, both for the execution of the Services and for payment of the Consideration foreseen in this Supplement, the Parties declare that they are aware that BANCO ORIGINAL will NOT execute the requested service and will send the LICENSEE an error message due to insufficient account balance.

8.3. The LICENSEE is aware and agrees that, when issuing payment receipts to its users for payments made through the use of the API, it must clearly and unequivocally inform them, on the receipts themselves, that the payment settlement was made “via an accredited partner”.

The effects of this instrument are retroactive to January 1, 2022.

This Supplement, an integral part of the Agreement, shall be governed in its entirety by the provisions agreed upon herein, prevailing over this instrument, including the definitions contained in the Agreement.

And, being in agreement, the Parties sign this document in two (2) copies of equal content and form, in the presence of the witnesses identified and signed below.

São Paulo - SP, May 5, 2022.

/s/ Adilson Nascimento Ferreira	/s/ Erico de Arruda Holanda
Adilson Nascimento Ferreira	Erico de Arruda Holanda

ORIGINAL HUB LTDA.

/s/ Wagner Aparecido Mardegan	/s/ Alexandre Souza da Conceição
Wagner Aparecido Mardegan	Alexandre Souza da Conceição

BANCO ORIGINAL S.A.

/s/ Augusto Ribeiro Junior	/s/ Eduardo Chedid Simões
Augusto Ribeiro Junior	Eduardo Chedid Simões

PICPAY INSTITUIÇÃO DE PAGAMENTO S.A.

Witnesses:

/s/ Helen Tamires Gonçalves de Farias	/s/ Gisele Cavalheiro Ferreira
Name: Helen Tamires Gonçalves de Farias	Name: Gisele Cavalheiro Ferreira
CPF:	CPF:

1st AMENDMENT TO THE OPERATIONAL AGREEMENT FOR API USAGE LICENSE, ACCESS TO BANKING PRODUCTS AND SERVICES, AND PROVISION OF TECHNICAL SUPPORT SERVICES

BANCO ORIGINAL S.A., headquartered in São Paulo/SP, at Rua Porto União, No. 295, ZIP Code 04568-020, registered with the CNPJ under No. 92.894.922/0001-08, herein represented, in accordance with its Bylaws, by its undersigned officers (“BANCO ORIGINAL”);

ORIGINAL HUB LTDA., headquartered in São Paulo/SP, at Porto União, No. 295, 18th floor, Brooklin Paulista, ZIP Code 04568-020, registered with the CNPJ under No. 11.214.823/0001-36, herein represented by its undersigned legal representatives identified below (“ORIGINAL HUB”); and

PICPAY INSTITUIÇÃO DE PAGAMENTO S.A., a joint-stock company headquartered at Avenida Manuel Bandeira, 291, Condomínio Atlas Office Park, Block A, 1st floor - offices 22 and 23, 2nd floor and 3rd floor, and Block B, 3rd floor - offices 43 and 44, Vila Leopoldina, Municipality of São Paulo, State of São Paulo, ZIP Code 05317-020, registered with the CNPJ under No. 22.896.431/0001-10, herein represented by its undersigned legal representatives identified below (“LICENSEE”);

WHEREAS:

a) On May 5, 2022, the Parties formalized the Operational Agreement for API Usage License, Access to Banking Products and Services, and Provision of Technical Support Services (“Agreement”); and

b) The intellectual property and responsibility of the APIs currently used by the LICENSEE, under the Agreement and its Supplements, were transferred by ORIGINAL HUB to BANCO ORIGINAL;

The Parties hereby execute this 1st Amendment to the Operational Agreement for API Usage License, Access to Banking Products and Services, and Provision of Technical Support Services (“Amendment”), under the following clauses and conditions.

CLAUSE ONE

1.1. Considering that the responsibility and intellectual property of the APIs used by the LICENSEE under the Agreement and its Supplements were transferred by ORIGINAL HUB to BANCO ORIGINAL, the Parties agree to formalize the assignment of all obligations and responsibilities of ORIGINAL HUB to BANCO ORIGINAL, with the consequent exclusion of ORIGINAL HUB as a party to the Agreement.

1.2. Therefore, as of this date, BANCO ORIGINAL shall be responsible for providing, supporting, and maintaining the APIs, pursuant to the provisions of the Agreement and each Supplement executed between the Parties.

1.3. Due to the assignment provided for in item 1.1 above, all references to “ORIGINAL HUB” shall be understood as “BANCO ORIGINAL” and the preamble to the Agreement shall henceforth read as follows:

“BANCO ORIGINAL S.A., headquartered in São Paulo/SP, at Rua Porto União, No. 295, ZIP Code 04568-020, registered with the CNPJ under No. 92.894.922/0001-08, herein represented, in accordance with its Bylaws, by its undersigned officers (“BANCO ORIGINAL”); and

PICPAY INSTITUIÇÃO DE PAGAMENTO S.A., a joint-stock company headquartered at Avenida Manuel Bandeira, 291, Condomínio Atlas Office Park, Block A, 1st floor - offices 22 and 23, 2nd floor and 3rd floor, and Block B, 3rd floor - offices 43 and 44, Vila Leopoldina, Municipality of São Paulo, State of São Paulo, ZIP Code 05317-020, registered with the CNPJ under No. 22.896.431/0001-10, herein represented by its legal representatives identified and undersigned below (“LICENSEE”),

BANCO ORIGINAL and LICENSEE are individually referred to as “Party” and jointly as “Parties”.”

1.4. All references to ORIGINAL HUB in the Agreement and its Supplements are deemed automatically replaced with “BANCO ORIGINAL.”

1.5. Any payments owed by ORIGINAL HUB to LICENSEE shall be made by BANCO ORIGINAL.

1.6. If there is no specific provision for payments by credit/debit to/from the account in the Supplements, any payments owed by LICENSEE to ORIGINAL HUB shall be made to BANCO ORIGINAL upon issuance of the corresponding debit note by BANCO ORIGINAL, to be sent to LICENSEE at least thirty (30) days before the payment due date.

CLAUSE TWO

2.1. All other clauses and conditions of the Agreement and its Supplements not expressly amended by this Amendment remain ratified and unchanged.

IN WITNESS WHEREOF, the Parties execute this instrument electronically, jointly with the witnesses identified below.

São Paulo - SP, November 29, 2022.

/s/ Eduardo Chedid Simões	/s/ Augusto Ribeiro Junior
Eduardo Chedid Simões	Augusto Ribeiro Junior

PICPAY INSTITUIÇÃO DE PAGAMENTO S.A.

/s/ Alexandre Souza da Conceição	/s/ Simão Luiz Kovalski
Alexandre Souza da Conceição	Simão Luiz Kovalski

BANCO ORIGINAL S.A.

/s/ Alexandre Souza da Conceição	/s/ Wagner Aparecido Mardegan
Alexandre Souza da Conceição	Wagner Aparecido Mardegan

ORIGINAL HUB LTDA.

Witnesses:

/s/ Marcos Roberto Sales Collado
Marcos Roberto Sales Collado
CPF: 12463575859

/s/ Gisele Ferreira
Gisele Ferreira
CPF: 29798424867